UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ______)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐           Preliminary Proxy Statement
☐           Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐           Definitive Proxy Statement
☒          Definitive Additional Materials
☐           Soliciting Material under § 240.14a-12

                                                                                                         First Federal of Northern Michigan Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

                                                                   N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒          No fee required.
☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)          Title of each class of securities to which transaction applies:
N/A

(2)          Aggregate number of securities to which transaction applies:
N/A

(3)          Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
N/A

(4)          Proposed maximum aggregate value of transaction:
N/A

(5)          Total fee paid:
N/A

☐      Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)           Amount Previously Paid:
N/A
(2)           Form, Schedule or Registration Statement No.:
N/A
(3)           Filing Party:
N/A
(4)           Date Filed:
N/A

[First Federal of Northern Michigan Bancorp, Inc. Logo]

July 16, 2014

Dear Fellow Shareholder:

Our Special Meeting of Shareholders, scheduled for July 31, 2014, is fast approaching, and I am writing to remind you that it is important for you to vote on the matters described in the proxy materials that we mailed to you on or about June 27, 2014.

Our board of directors recommends that you vote “FOR” the proposal to adopt and approve the Agreement and Plan of Merger, dated January 23, 2014, by and between First Federal of Northern Michigan Bancorp, Inc. (“First Federal Bancorp”) and Alpena Banking Corporation, pursuant to which Alpena Banking Corporation will merge with and into First Federal Bancorp with First Federal Bancorp surviving; and the proposal to approve one or more adjournments of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting or any adjournment or postponement of that meeting, to adopt and approve the merger agreement.

We have filed an application under the Bank Merger Act with the Office of the Comptroller of the Currency to merge Bank of Alpena with and into First Federal of Northern Michigan (“First Federal”), our wholly owned subsidiary, and we have received approval of this application.  Subject to other customary closing conditions, all we need to consummate the merger is the vote of our shareholders.  Therefore, we strongly encourage you to vote your shares today.

You are encouraged to vote your shares by following the instructions on the enclosed proxy form.  More detailed information about each of these proposals was included in the joint proxy statement/prospectus that we mailed to you on or about June 27, 2014.

If you have any questions or need assistance, please contact our proxy solicitor, AST Phoenix Advisors at (866) 207-3648 (toll-free).

Regardless of the number of shares you own, it is important that you cast your vote and make your voice heard on these important matters regarding our company.  If you have already submitted your vote, please accept our thanks and disregard this letter.  I thank you for your investment in First Federal Bancorp.

Sincerely,

/s/ Michael W. Mahler

Michael W. Mahler
President and CEO
First Federal of Northern Michigan Bancorp, Inc.